As filed with the Securities and Exchange Commission on May 5, 2011

Registration No. 333 -170172

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

AMEMDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	2020	87-0046720
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(86)22-2798-4033
(Address and telephone number of principal executive offices)
____________________________

Copies of Correspondence to:

CT, a Wolters Kluwer business	Louis A. Bevilacqua, Esq.
111 Eighth Avenue, 13th Floor	Pillsbury Winthrop Shaw Pittman LLP
New York, New York 10011	2300 N Street, NW
Tel: (212) 894-8940	Washington, DC 20037
(202) 663-8000
(Names, addresses and telephone numbers of
agents for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ X ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities		Proposed maximum offering	Proposed maximum aggregate	Amount of
to be registered	Amount to be registered(1)	price per share	offering price	registration fee
Common stock, par value $0.001 per share, underlying convertible notes held by certain selling stockholders (1)	4,460,000(2)	$1.48(3)	$6,600,800(3)	$471
Common stock, par value $0.001 per share, underlying warrants held by certain selling stockholders (1)	1,115,000(4)	$2.50(5)	$2,787,500(5)	$199
Total	5,575,000		$9,388,300	$670(6)

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Represents shares of common stock issuable upon the conversion of the principal amount of the Registrant’s 9% convertible notes held by certain selling stockholders named in this registration statement.

(3) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of high and low prices reported on the Over-the-Counter Bulletin Board on October 25, 2010.

(4) Represents shares of common stock issuable upon exercise of Series F common stock purchase warrants to purchase shares of common stock held by certain selling stockholders named in this registration statement.

(5) Calculated in accordance with Rule 457(g) based upon the exercise price of the Series F common stock purchase warrants held by certain selling stockholders named in this registration statement.

(6) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibits 10.48, 10.49 and 10.50 to the registration statement, as amended. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of Common Stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be Paid
SEC Registration Fee	$670
Printing Fees and Expenses	2,500
Legal Fees and Expenses	55,000
Accounting Fees and Expenses	20,000
Blue Sky Fees and Expenses	16,000
Transfer Agent and Registrar Fees	1,500
Miscellaneous	5,000
Total	$100,670

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes provisions that eliminate, to the fullest extent permitted by the Delaware General Corporation Law or any other law of the State of Delaware, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director.

Our By-laws require indemnification, to the fullest extent permitted under Delaware law, of any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, the By-laws provide that expenses incurred by or on behalf of a current or former director or officer in connection with defending any action, suit or proceeding will be advanced to the director or officer by the Company upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in the By-laws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our Amended and Restated Certificate of Incorporation and By-laws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

On September 27, 2010, we completed a private placement transaction disclosed above and issued and sold to the PIPE Investors 892 units at a purchase price of $10,000 per unit, resulting in gross proceeds of $8.92 million to us. Each unit consists of a three-year Convertible Note in the principal amount of $10,000 and a three-year Series F Warrant to purchase 1,250 shares of our Common Stock at an exercise price of $2.50 per share. The Convertible Notes are convertible into 4,460,000 shares of Common Stock at $2.00 per share and the Series F Warrants entitle the PIPE Investors to purchase an aggregate of 1,115,000 shares of Common Stock. In addition, we issued Series F Warrants to the designees of Euro Pacific to purchase an aggregate of 312,200 shares of Common Stock at an exercise price of $2.50 per share, as partial compensation for services provided by them in connection with the private placement. We issued the Convertible Notes and Series F Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.

On June 18, 2009, we issued and sold to SAIF 1,530,612 shares of our Series A Preferred Stock at a price per share of $9.80 for an aggregate purchase price of $15.0 million. The Series A Preferred Stock is convertible into our Common Stock at an initial conversion price at $0.98 per share. We issued the Series A Preferred Stock to SAIF in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.

On June 6, 2008, we issued and sold to certain investors 52 units for an aggregate purchase price of $1.3 million. Each unit consisted of an 8% convertible promissory note in principal amount of $25,000 and our Series A Warrants to acquire 11,575 shares of our Common Stock. We issued the 8% convertible promissory notes and Series A Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.

In addition, WestPark served as the placement agent in connection with this private placement. As partial compensation for its services, we issued to WestPark and its designees Series D Warrants to acquire an aggregate of 144,448 shares of Common Stock. We issued the Series D Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.

On June 6, 2008, in connection with our merger with Milkgoat Industrial, we issued an aggregate of 22,325,000 shares of our Common Stock to the shareholders of Milkgoat Industrial. The total consideration for the 22,325,000 shares of our Common Stock is all the issued and outstanding capital stock of Milkgoat Industrial. We did not receive any cash consideration in connection with the share exchange. The issuance of our shares to the shareholders of Milkgoat Industrial was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and/or Regulation S promulgated thereunder.

On June 6, 2008, we issued and sold to Grand Orient and its designees an aggregate of 2,000,000 shares of our Common Stock and our Series B warrants to acquire 2,148,148 shares of Common Stock for its services provided in connection with our merger with Milkgoat Industrial. We issued the 2,000,000 shares of Common Stock and the Series B Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On June 6, 2008, we issued and sold to Tryant a note in principal amount of $250,000 maturing in August 2008 and our Series C Warrants to acquire an aggregate of 185,185 shares of our Common Stock at an exercise price of $1.35 per share. In exchange, Tryant agreed, among other things, to the cancellation of 325,198 shares of Common Stock it owned. We issued the note and the Series C Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On April 3, 2008, we entered into a loan agreement with Allied Merit for $1,000,000. The loan was originally due on April 7, 2008. Allied Merit extended the maturity date of the loan to December 31, 2008. On July 15, 2008, in exchange for extending the loan’s maturity date, we granted to Allied Merit Series E warrants to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $1.08 per share.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Regulation S promulgated under the Securities Act in issuing securities, our reliance was based upon the following factors (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber made his, her or its subscription from the subscriber’s residence or offices at an address outside of the United States and (d) each subscriber or the subscriber’s advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in us.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Ardmore, Ardmore Acquisition Corp, Tryant LLC and Charleston Industrial Ltd. [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
3.1	Amended and Restated Certificate of Incorporation [incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
3.2	Amended and Restated Bylaws of the Company adopted on November 27, 2010 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 2, 2010].
3.3	Amended and Restated Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 20, 2010 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 23, 2010].

4.1	Form of 9% Convertible Promissory Note**
4.2	Form of Series A Warrant [incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
4.3	Form of Series B Warrant [incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
4.4	Form of Series C Warrant [incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
4.5	Form of Series D Warrant [incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
4.6	Form of Series E Warrant [incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
4.7	Form of Series F Common Stock Purchase Warrant [incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the shares.**
10.1	Form of Amended and Restated Securities Purchase Agreement dated as of May 12, 2008, by and among Ardmore and the investors signatories thereto [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.2	Form of Registration Rights Agreement dated as of May 12, 2008 [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.3	Lease Contract of Premises between Tianjin Milk Goat Dairy Co., Ltd. and Tianjin Yayi Industrial Co., Ltd. (Translation) [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.4	Building Property Transfer Agreement between Tianjin Milk Goat Dairy Co., Ltd. and Tianjin Yayi Industrial Co, Ltd. (Translation) [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.5	Project Construction Contract between Tainjin Yayi Industrial Co., Ltd. and the People’s Government of Linwei District, Weinan City [incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
10.6	Supplementary Agreement to the Project Construction Contract dated July 25, 2008 between Tianjin Yayi Industrial Co., Ltd. and the People’s Government of Linwei District, Weinan City [incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
10.7	Plant Transfer Contract dated September 26, 2008 between Tianjin Yayi and Tianjin Mengyang Biotechnology Co., Ltd. [incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on February 13, 2009].
10.8	Supplementary Agreement dated October 12, 2008 between Tianjin Yayi and Tianjin Mengyang Biotechnology Co., Ltd. to the House Property Transfer Contract dated January 15, 2007 [incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on February 13, 2009].
10.9	Supplementary Agreement dated January 20, 2009 between Tianjin Yayi and Tianjin Mengyang Biotechnology Co., Ltd. to the Plant Transfer Contract dated September 26, 2008 [incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on February 13, 2009].

10.10	Short Term Loan Agreement for RMB 10 million with Shanghai Pudong Development Bank “SPDB” [incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.11	Entrusted Loan Contract by and among SPDB, Tianjin Yayi Industrial Co., Ltd. and Tianjin Haitai Investment Guarantee Co., Ltd. [incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.12	Loan Contract between Tianjin Yayi Industrial Co., Ltd. and Tianjin Rural Cooperative Bank. [incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.13	Loan Contract for Operating Fund between Tianjin Yayi Industrial Co., Ltd. and Industrial & Commercial Bank of China. [incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.14	Short Term Loan Agreement for RMB 10 million with Shanghai Pudong Development Bank [incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on April 8, 2009].
10.15	Series A Preferred Stock Purchase Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Charleston Industrial Ltd, Tianjin Yayi Industrial Co., Ltd., Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.16	Investor and Registration Rights Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.17	Voting Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.18	Management Rights Agreement, by and between Yayi International Inc. and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.19	Form of Indemnification Agreement [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.20	Termination and Release Agreement, by and among the Company, Global Rock and Allied Merit, dated July 8, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 14, 2009].
10.21	English Summary of Loan Agreement, by and between Tianjin Yayi and Rural Corporative Bank of Tianjin, dated May 22, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].
10.22	English Summary of Comprehensive Credit Agreement, by and between Tianjin Yayi and Rural Corporative Bank of Tianjin, dated July 3, 2009 [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].
10.23	English Translation of Zhuangli Construction Agreement, by and between Weinan Milkgoat and Zhuangli Construction Team, dated June 10, 2009 [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].
10.24	English Translation of Qinzheng Construction Agreement, by and between Weinan Milkgoat and Fuping County Qinzheng Construction Engineering Corporation, dated July 2, 2009 [incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].

10.25	Project Installation Agreement, by and between Shaanxi Milkgoat and Heilongjiang Tianhong, dated October 28, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2009].
10.26	Form of Settlement Agreement, by and among the Company and the Investors, dated November 24, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-Kfiled on December 1, 2009].
10.27	English Translation of Employment Agreement, dated February 24, 2010, by and between TianjinYayi Industrial Co. Ltd. and Veronica Chen [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 2, 2010].
10.28	Loan Agreement, by and between the Company and SAIF Partners III L.P., dated April 30, 2010 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2010].
10.29	Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2010].
10.30	Form of Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreement [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 31, 2010].
10.31	English Translation of Supplemental Employment Agreement, dated June 1, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Li Liu [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 4, 2010].
10.32	English Translation of Licensing Agreement, dated April 10, 2001, by and among Tianjin Yayi and Taiwan Richlink [incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.33	English Translation of Supplemental Agreement, dated June 12, 2009, by and among Tianjin Yayi, Taiwan Richlink Enterprise Company Ltd. and Li Liu [incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.34	English Translation of Supplemental Agreement, dated June 12, 2009, by and between Tianjin Yayi and Tianjin Mengyang [incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.35	English Translation of Form of Loan Agreement, dated June 3, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Tianjin Rural Cooperative Bank, Kexin Branch [incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.36	English Translation of Shanghai Pudong Development Bank Working Capital Loan Agreement, dated July 30, 2010, by and between Tianjin Yayi and Shanghai Pudong Development Bank, Tianjin Branch [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].
10.37	English Translation of Purchase Agreement, dated May 24, 2010, by and between Tianjin Yayi and Tianjin Jinhongji Import & Export Trading Co., Ltd [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].
10.38	English Translation of Construction Agreement, dated May 25, 2010, by and between Tianjin Yayi and Tianjin Jinghai Power Co., Ltd. [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].
10.39	English Translation of Agreement on GMP Cleaning Workshop Installation, dated May 26, 2010, by and between Tianjin Yayi and Tianjin Jinquan Co., Ltd. [incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].

10.40	Form of Securities Purchase Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.41	Make Good Escrow Agreement, dated September 27, 2010, by and among the Company, Global Rock Stone Industrial Ltd, Euro Pacific Capital, Inc. and Escrow, LLC [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.42	Form of Registration Rights Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.43	Closing Escrow Agreement, dated September 27, 2010, by and among the Company, Euro Pacific Capital, Inc. and Escrow, LLC [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.44	English Translation of Employment Agreement, dated May 21, 2009, by and between Tianjin Yayi Industrial Co., Ltd. and Li Liu.**
10.45	English Translation of Employment Agreement, dated May 21, 2009, by and between Tianjin Yayi Industrial Co., Ltd. and Fung Shek.**
10.46	Working Capital Loan Agreement, dated November 4, 2010, between Tianjin Yayi and Tianjin Bank, Shaoxing Dao Branch. [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2010].
10.47	English Translation of Form of Raw Goat Milk Supply Agreement**
10.48	English Translation of Form of Meikegaote Goat Milk Formula Distribution Agreement*
10.49	English Translation of Form of Supplemental Agreement to the Meikegaote Goat Milk Formula Distribution Agreement*
10.50	English Translation of Form of Meikegaote Goat Milk Formula Slotting Fee Agreement*
14.1	Code of Business Conduct and Ethics [incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on January 28, 2011]
21	Subsidiaries of the registrant**
23.1	Consent of Morison Cogen LLP**
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)**
24	Power of Attorney**

___________________

* Filed herewith.
** Previously filed.

Item 17. Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tianjin, China, on the 5th day of May 2011.

Yayi International Inc.

By /s/ Li Liu
Li Liu, CEO and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2011.

SIGNATURE	TITLE

/s/ Li Liu	Chief Executive Officer, President and Chairwoman
Li Liu	(Principal Executive Officer)

*	Chief Financial Officer
Veronica Jing Chen	(Principal Financial Officer and Principal Accounting Officer)

*	Director and Vice President
Fung Shek

*	Director
Cili Yan

*	Director
Kenneth Jue Lee

*	Director
Gang Sheng

*By : /s/ Li Liu
Li Liu, Attorney -in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Ardmore, Ardmore Acquisition Corp, Tryant LLC and Charleston Industrial Ltd. [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
3.1	Amended and Restated Certificate of Incorporation [incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
3.2	Amended and Restated Bylaws of the Company adopted on November 27, 2010 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 2, 2010].
3.3	Amended and Restated Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 20, 2010 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 23, 2010].
4.1	Form of 9% Convertible Promissory Note**
4.2	Form of Series A Warrant [incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
4.3	Form of Series B Warrant [incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
4.4	Form of Series C Warrant [incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
4.5	Form of Series D Warrant [incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
4.6	Form of Series E Warrant [incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
4.7	Form of Series F Common Stock Purchase Warrant [incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the shares.**
10.1	Form of Amended and Restated Securities Purchase Agreement dated as of May 12, 2008, by and among Ardmore and the investors signatories thereto [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.2	Form of Registration Rights Agreement dated as of May 12, 2008 [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.3	Lease Contract of Premises between Tianjin Milk Goat Dairy Co., Ltd. and Tianjin Yayi Industrial Co., Ltd. (Translation) [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.4	Building Property Transfer Agreement between Tianjin Milk Goat Dairy Co., Ltd. and Tianjin Yayi Industrial Co, Ltd. (Translation) [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 12, 2008].
10.5	Project Construction Contract between Tainjin Yayi Industrial Co., Ltd. and the People’s Government of Linwei District, Weinan City [incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
10.6	Supplementary Agreement to the Project Construction Contract dated July 25, 2008 between Tianjin Yayi Industrial Co., Ltd. and the People’s Government of Linwei District, Weinan City [incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on September 22, 2008].
10.7	Plant Transfer Contract dated September 26, 2008 between Tianjin Yayi and Tianjin Mengyang Biotechnology Co., Ltd. [incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on February 13, 2009].
10.8	Supplementary Agreement dated October 12, 2008 between Tianjin Yayi and Tianjin Mengyang Biotechnology Co., Ltd. to the House Property Transfer Contract dated January 15, 2007 [incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on February 13, 2009].
10.9	Supplementary Agreement dated January 20, 2009 between Tianjin Yayi and Tianjin Mengyang Biotechnology Co., Ltd. to the Plant Transfer Contract dated September 26, 2008 [incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on February 13, 2009].

10.10	Short Term Loan Agreement for RMB 10 million with Shanghai Pudong Development Bank “SPDB” [incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.11	Entrusted Loan Contract by and among SPDB, Tianjin Yayi Industrial Co., Ltd. and Tianjin Haitai Investment Guarantee Co., Ltd. [incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.12	Loan Contract between Tianjin Yayi Industrial Co., Ltd. and Tianjin Rural Cooperative Bank. [incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.13	Loan Contract for Operating Fund between Tianjin Yayi Industrial Co., Ltd. and Industrial & Commercial Bank of China. [incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009].
10.14	Short Term Loan Agreement for RMB 10 million with Shanghai Pudong Development Bank [incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on April 8, 2009].
10.15	Series A Preferred Stock Purchase Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Charleston Industrial Ltd, Tianjin Yayi Industrial Co., Ltd., Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.16	Investor and Registration Rights Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.17	Voting Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.18	Management Rights Agreement, by and between Yayi International Inc. and SAIF Partners III L.P., dated June 18, 2009 [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.19	Form of Indemnification Agreement [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 19, 2009].
10.20	Termination and Release Agreement, by and among the Company, Global Rock and Allied Merit, dated July 8, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 14, 2009].
10.21	English Summary of Loan Agreement, by and between Tianjin Yayi and Rural Corporative Bank of Tianjin, dated May 22, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].
10.22	English Summary of Comprehensive Credit Agreement, by and between Tianjin Yayi and Rural Corporative Bank of Tianjin, dated July 3, 2009 [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].
10.23	English Translation of Zhuangli Construction Agreement, by and between Weinan Milkgoat and Zhuangli Construction Team, dated June 10, 2009 [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].
10.24	English Translation of Qinzheng Construction Agreement, by and between Weinan Milkgoat and Fuping County Qinzheng Construction Engineering Corporation, dated July 2, 2009 [incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on September 14, 2009].

10.25	Project Installation Agreement, by and between Shaanxi Milkgoat and Heilongjiang Tianhong, dated October 28, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2009].
10.26	Form of Settlement Agreement, by and among the Company and the Investors, dated November 24, 2009 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-Kfiled on December 1, 2009].
10.27	English Translation of Employment Agreement, dated February 24, 2010, by and between TianjinYayi Industrial Co. Ltd. and Veronica Chen [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 2, 2010].
10.28	Loan Agreement, by and between the Company and SAIF Partners III L.P., dated April 30, 2010 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2010].
10.29	Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2010].
10.30	Form of Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreement [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 31, 2010].
10.31	English Translation of Supplemental Employment Agreement, dated June 1, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Li Liu [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 4, 2010].
10.32	English Translation of Licensing Agreement, dated April 10, 2001, by and among Tianjin Yayi and Taiwan Richlink [incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.33	English Translation of Supplemental Agreement, dated June 12, 2009, by and among Tianjin Yayi, Taiwan Richlink Enterprise Company Ltd. and Li Liu [incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.34	English Translation of Supplemental Agreement, dated June 12, 2009, by and between Tianjin Yayi and Tianjin Mengyang [incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.35	English Translation of Form of Loan Agreement, dated June 3, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Tianjin Rural Cooperative Bank, Kexin Branch [incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed on June 29, 2010].
10.36	English Translation of Shanghai Pudong Development Bank Working Capital Loan Agreement, dated July 30, 2010, by and between Tianjin Yayi and Shanghai Pudong Development Bank, Tianjin Branch [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].
10.37	English Translation of Purchase Agreement, dated May 24, 2010, by and between Tianjin Yayi and Tianjin Jinhongji Import & Export Trading Co., Ltd [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].
10.38	English Translation of Construction Agreement, dated May 25, 2010, by and between Tianjin Yayi and Tianjin Jinghai Power Co., Ltd. [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].
10.39	English Translation of Agreement on GMP Cleaning Workshop Installation, dated May 26, 2010, by and between Tianjin Yayi and Tianjin Jinquan Co., Ltd. [incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010].

10.40	Form of Securities Purchase Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.41	Make Good Escrow Agreement, dated September 27, 2010, by and among the Company, Global Rock Stone Industrial Ltd, Euro Pacific Capital, Inc. and Escrow, LLC [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.42	Form of Registration Rights Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.43	Closing Escrow Agreement, dated September 27, 2010, by and among the Company, Euro Pacific Capital, Inc. and Escrow, LLC [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 1, 2010].
10.44	English Translation of Employment Agreement, dated May 21, 2009, by and between Tianjin Yayi Industrial Co., Ltd. and Li Liu.**
10.45	English Translation of Employment Agreement, dated May 21, 2009, by and between Tianjin Yayi Industrial Co., Ltd. and Fung Shek.**
10.46	Working Capital Loan Agreement, dated November 4, 2010, between Tianjin Yayi and Tianjin Bank, Shaoxing Dao Branch. [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2010].
10.47	English Translation of Form of Raw Goat Milk Supply Agreement**
10.48	English Translation of Form of Meikegaote Goat Milk Formula Distribution Agreement*
10.49	English Translation of Form of Supplemental Agreement to the Meikegaote Goat Milk Formula Distribution Agreement*
10.50	English Translation of Form of Meikegaote Goat Milk Formula Slotting Fee Agreement*
14.1	Code of Business Conduct and Ethics [incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on January 28, 2011]
21	Subsidiaries of the registrant**
23.1	Consent of Morison Cogen LLP**
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)**
24	Power of Attorney**

__________________________

* Filed herewith.
** Previously filed.